Exhibit 5.1




September 11, 1997



Union Pacific Resources Group Inc.
801 Cherry Street
Fort Worth, Texas  76102

Ladies and Gentlemen:

   I am a General Attorney at Union Pacific Resources Group Inc. (the "Company") and have assisted with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 250,000 shares of common stock, no par value, of the Company (the "Shares") and $12,500,000 in deferred compensation obligations (the "Obligations"), which represent unsecured obligations of the Company to pay deferred compensation in the future, all in accordance with the terms of the Union Pacific Resources Group Inc. Executive Deferred Compensation Plan (the "EDCP") and the Union Pacific Resources Group Inc. Deferred Compensation Plan for the Board of Directors (the "DDCP"). In such capacity, I have examined the Articles of Incorporation and By-Laws of the Company, the EDCP, the DDCP, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

   Based upon the foregoing, in my opinion, (i) the Shares, when issued by the Company in accordance with the provisions of the EDCP and the DDCP, will be validly issued, fully-paid and non-assessable, and (ii) the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

   I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                         Mark L. Jones
                                         General Attorney
                                         Union Pacific Resources Group Inc.



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